October 2024 / © 2024 Remitly Inc. 1 Investor Presentation Third Quarter 2024 Earnings October 30, 2024

October 2024 / © 2024 Remitly Inc. 2 Disclosures Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2024 financial outlook, forecasted fiscal year 2024 revenue and Adjusted EBITDA, seasonality in customer activity, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, without limitation, risks and uncertainties related to: our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, the current inflationary environment, our expectations concerning relationships with third parties, including strategic, banking and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to maintain the security and availability of our solutions, the success of any acquisitions or investments that we make, our ability to compete effectively, our ability to stay in compliance with applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of macroeconomic and geopolitical conditions, including regulatory changes, on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in our quarterly report on Form 10-Q for the quarter ended September 30, 2024 and in our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC, which are available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this presentation speak only as of the date of this presentation and except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. The guidance in this presentation is only effective as of the date given, October 30 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution of or reference to this deck following October 30, 2024 does not constitute re-affirming guidance by Remitly. Non-GAAP Financial Measures A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix included in this presentation. An explanation of these measures is also included in the Appendix within this presentation under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this presentation because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include but are not limited to income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.

October 2024 / © 2024 Remitly Inc. 3Q Strategic Overview 3 Matt Oppenheimer Co-Founder & CEO

October 2024 / © 2024 Remitly Inc. 3Q24 Revenue $336.5m 39% Y/Y — 3Q24 Profitability $1.9m GAAP Net Income $46.7m Adjusted EBITDA* 4 *Adjusted EBITDA is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. Exceptional third quarter results Vision Transform lives with trusted financial services that transcend borders

Consistent strategy to drive near and long-term growth and high returns

- **Delight customers with fast, reliable and seamless experience**
- **Localized marketing at attractive unit economics**
- **Unlock incremental customers and geographies**
- **Deepen customer relationships**

Consumer Cross-Border TAM

~$1.8t[1]

Current Remitly Share[2]

~3%

1. Source: FXC Intelligence
2. Calculated using trailing twelve month send volume as of September 30, 2024

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October 2024 / © 2024 Remitly Inc.

October 2024 / © 2024 Remitly Inc. 6 Durable customer behavior and high ROI marketing investments Global Payback months Significant majority of trailing twelve month revenue comes from customers acquired in prior periods 12<

Customer experience continues to improve

Focus areas across transaction lifecycle

- AI-powered virtual assistant with increasing use cases
- Additional lower cost and convenient pay-in options such as faster bank payments
- High quality direct integrations

Key Outcomes

>90%
Customer transactions disbursed in less than an hour[1,2]

>95%
Transactions without customer support contact[1]

99.93%
YTD 9/30/24 Uptime[3]

4.9
iOS App Store rating[4]
(~2.9m reviewers)

4.8
Android Google Play rating[4]
(>900k reviewers)

1. Remitly internal data for 3Q 2024.
2. Disbursement speed reflects the time between when Remitly has the customer funds and when the funds are successfully disbursed (e.g., completed or available for pickup).
3. Remitly internal data for YTD 9/30/24.
4. App rating is based on all countries or regions and the rating may vary based on user location and device type.

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October 2024 / © 2024 Remitly Inc.

October 2024 / © 2024 Remitly Inc. 8 3Q Financial Results Vikas Mehta CFO

October 2024 / © 2024 Remitly Inc. 3Q — Strong execution Scale 7.3m 35% growth in quarterly active customers over 3Q 2023 $14.5b 42% growth in send volume over 3Q 2023 Revenue $336.5m 39% growth in revenue over 3Q 2023 9 Profitability $1.9m GAAP Net Income $46.7m Adjusted EBITDA* *Adjusted EBITDA is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix.

October 2024 / © 2024 Remitly Inc. Quarterly Active Customers (in thousands) 10 Revenue YoY % Growth 43% 39% 32% 31% 39% Revenue less Transaction Expense (RLTE) YoY % Growth Adj. EBITDA Margin 4% 3% 7% 8% 14%57% 47% 38% 29% 42% Adjusted EBITDA1 Four key focus areas to drive sustainable, long-term returns YoY % Growth 42% 41% 36% 36% 35% Net Income (Loss) ($36) ($35) ($21) ($12) $2 Note: $ in millions. 1. Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix.

October 2024 / © 2024 Remitly Inc. $338m-$342m 4Q24 Revenue 28% to 29% YoY growth — $17m-$21m 4Q24 Adjusted EBITDA $1.250b-$1.254b 2024 Revenue 32% to 33% YoY growth — $108m-$112m 2024 Adjusted EBITDA Raising 2024 Outlook Introducing quarterly outlook 11 Note: We expect to remain in a GAAP net-loss position in 4Q 2024 and full year 2024. This guidance is only effective as of the date given, October 30, 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution or reference of this deck following October 30, 2024 does not constitute re-affirming guidance. 2024 4Q24

October 2024 / © 2024 Remitly Inc. Q & A August 2024 / © 2024 Remitly Inc.12

October 2024 / © 2024 Remitly Inc. “ Sagrario H. Remitly customer since 2020 Sends money from United States to MexicoI am very happy, and it makes my life easier in terms of sending money and the exchange rate is good. 13

October 2024 / © 2024 Remitly Inc. Appendix 14

October 2024 / © 2024 Remitly Inc. Some of the financial information and data contained in this presentation, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this presentation for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP. We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charges of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain acquisition, integration, restructuring, and other costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain acquisition, integration, restructuring, and other costs. We calculate revenue growth on a constant currency basis by translating current period GAAP revenue from foreign currency denominated subsidiary revenue at an exchange rate consistent with the prior period's average monthly rates, and then comparing it to the prior period reported GAAP revenue. Fluctuations in the United States Dollar compared to foreign currency resulted in a decrease to revenue of approximately $0.1 million for the three months ended September 30, 2024, when compared to foreign currency rates in the prior period. On a constant currency basis, revenue would have been up 39% as compared to the same quarter in the prior year. 15 Non-GAAP Financial Measures

Non-GAAP Reconciliation

Reconciliation of operating expenses to non-GAAP operating expenses *(in thousands)*	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Customer support and operations	$21,792	$19,999	$20,119	$19,917	$21,190
Excluding: Stock-based compensation expense, net	278	259	353	394	386
Excluding: Acquisition, integration, restructuring, and other costs	-	-	758	-	749
Non-GAAP customer support and operations	$21,514	$19,740	$19,008	$19,523	$20,055
Marketing	$74,792	$77,056	$68,014	$75,343	$61,351
Excluding: Stock-based compensation expense, net	4,514	4,521	3,979	3,930	4,525
Non-GAAP marketing	$70,278	$72,535	$64,035	$71,413	$56,826
Technology and development	$68,446	$67,554	$63,206	$59,240	$57,014
Excluding: Stock-based compensation expense, net	21,873	20,354	19,627	19,920	19,828
Excluding: Acquisition, integration, restructuring, and other costs	-	-	-	700	510
Non-GAAP technology and development	$46,573	$47,200	$43,579	$38,620	$36,676
General and administrative	$50,920	$45,889	$44,173	$48,657	$49,817
Excluding: Stock-based compensation expense, net	12,613	12,023	10,129	11,716	11,834
Excluding: Donation of common stock	2,587	-	-	-	4,600
Excluding: Acquisition, integration, restructuring, and other costs	-	-	710	(893)	1,642
Non-GAAP general and administrative	$35,720	$33,866	$33,334	$37,834	$31,741

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October 2024 / © 2024 Remitly Inc.

October 2024 / © 2024 Remitly Inc. 17 Non-GAAP Reconciliation Net income (loss) $1,917 ($12,091) ($21,080) ($35,021) ($35,655) Add: Interest income, net (1,305) (1,197) (1,457) (1,461) (1,223) Provision for income taxes 1,850 3,290 998 5,417 258 Depreciation and amortization 4,655 3,907 3,678 3,484 3,418 Foreign exchange (gain) loss (2,274) (5,962) 1,569 (8) (376) Donation of common stock 2,587 - - - 4,600 Stock-based compensation expense, net 39,278 37,157 34,088 35,960 36,573 Acquisition, integration, restructuring, and other costs - - 1,468 (193) 2,901 Adjusted EBITDA $46,708 $25,104 $19,264 $8,178 $10,496 Revenue $336,527 $306,423 $269,118 $264,758 $241,629 Adjusted EBITDA margin 13.9% 8.2% 7.2% 3.1% 4.3% Note: Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. Reconciliation of net income (loss) to Adjusted EBITDA and calculation of Adjusted EBITDA Margin (in thousands, except for percentages) 3Q 2024 2Q 2024 1Q 2024 4Q 2023 3Q 2023

October 2024 / © 2024 Remitly Inc. Thank you.